Press Release	Source: Left Right Marketing Technology, Inc.

Internet Retailer Magazine Recognizes CrazyGrazer.com's Business Strategy

Thursday November 4, 9:35 am ET

LAS VEGAS--(BUSINESS WIRE)--Nov. 4, 2004--Crazy Grazer LLC, a wholly owned subsidiary of Left Right Marketing Technology, Inc. (OTCBB: LRMK - News), is featured in Internet Retailer Magazine's November, 2004 edition (www.internetretailer.com) for their business strategy.

President/CEO Mick Hall said "We are extremely pleased to be recognized by a leading authority in the Internet Industry within the first 30 days of our launch. This acknowledgement and interest in our company speaks volumes for our business strategy."

The article written by Paul Demery focuses on retailers who have abandoned their go-it-alone strategy and embraced third-party solution providers as a financial initiative to maintain vibrant operations for online businesses. It goes on to quote Andrew Bartels, retail industry analyst for Forrester Research Inc. to say "They don't expect to compete with Amazon, but they want to be a player in the online channel."

"We're in this for the long game and as I mentioned in the Internet Retailer article our partnership with Vcommerce responded to our needs for today as well as our vision for the future. Using Vcommerce's $70 million dollar technology platform instead of developing that type of technology on our own saved a tremendous amount of time and great expense for our company and allowed us to focus on marketing our site and providing the best customer experience possible", said Hall.

The article goes on to say that as CrazyGrazer and other retailers ranging from Crate and Barrel to CompactAppliance.com to Wilsons the Leather Experts Inc. have found, outsourcing can fill a crucial role in providing an effective e-commerce operation often faster than a merchant can develop it in-house--while letting merchants focus on merchandising and serving customers.

To view the full article go to www.internetretailer.com and enter "Where outsourcing is not a dirty word".

About CrazyGrazer.com

CrazyGrazer.com is a wholly owned subsidiary of Left Right Marketing Technology, Inc. (OTCBB: LRMK - News). CrazyGrazer.com brings the best brands together in a customer-friendly store environment featuring a 24-hour customer care center staffed with respectful, hard working, helpful service representatives, and not automated systems. Crazygrazer.com is a company dedicated to building lasting, life-long relationships with customers.

About Left Right Marketing Technology, Inc.

Left Right Marketing Technology, Inc., (LRMK) traded on the Over-the-Counter Bulletin Board (OTCBB: LRMK - News), owns and operates CrazyGrazer.com -- a Nevada based e-commerce shopping mall (www.crazygrazer.com) -- and has executed a letter of intent to acquire Neolink Wireless Content -- a Los Angeles-based wireless broadcast company, currently operating two MobiTV (www.MobiTV.com) live television channels available to SPRINT PCS Vision cellular customers. In line with LRMK's vision, both companies are prepared to be ever changing and poised to respond to new developments in technology, unique product offerings and appeal to a diverse customer base.

Forward-Looking Statements: The statements in this press release regarding the company's overarching business plans, any opinions expressed about those plans, any benefits of the anticipated consumer impact from this announcement and media exposure, anticipated perceptions of stock holders based on this announcement and financial forecasts and savings, the Company's future success, the Company's ability to take advantage of market trends, the success of e-commerce, future opportunities and any other effect, result or aspect of the transactions and any other statements, which are not historical facts, are forward looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired business, costs, delays, and any other difficulties related to the outlet store launch, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Crazy Grazer LLC

Bonnie Smith, 702-260-4700

bsmith@crazygrazer.com

Source: Left Right Marketing Technology, Inc.